UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 1, 2005

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On February 1, 2005, Avon issued a press release announcing its results of operations for the fourth quarter and full year 2004. The press release included Avon’s consolidated statements of income, condensed consolidated balance sheets and consolidated statements of cash flows, and a supplemental schedule that provided additional information regarding Avon’s regional results and product category sales, for the three-month and twelve-month periods ended December 31, 2004. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01       Other Events.

On February 1, 2005, Avon issued a press release announcing: (1) that it was increasing its quarterly dividend from $.14 per share to $.165 per share, payable March 1, 2005 to shareholders of record at the close of business on February 14, 2005; and (2) the authorization for the repurchase of $1 billion of the Company's common stock over the next five years, following the completion of its current share repurchase program. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: February 1, 2005	By:	/s/ Gilbert L. Klemann, II

		Name:	Gilbert L. Klemann, II
		Title:	Senior Vice President and
General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Avon Products, Inc., dated February 1, 2005, relating to fourth quarter and full year 2004 earnings.

99.2	Press Release of Avon Products, Inc., dated February 1, 2005, relating to an increase in the Company’s quarterly dividend and to the Company’s share repurchase program.